Exhibit 99

VIACOM REPORTS FULL YEAR AND FOURTH QUARTER 2005 RESULTS

Viacom Reports Results For The First Time As A Separate Public Company Following Its Separation From CBS Corporation (Formerly Viacom Inc.) On December 31, 2005

•                  Full Year Revenues Up 18% To $9.61 Billion

•                  Full Year Pro Forma Operating Income Up 12% To $2.50 Billion

•                  Full Year Pro Forma Diluted Earnings Per Share From Continuing Operations $1.63 versus $1.50 in 2004

New York, New York, February 22, 2006 — Viacom Inc. (NYSE: VIA and VIA.B) today reported results for the full year and fourth quarter ended December 31, 2005. Viacom completed its separation from CBS Corporation (formerly Viacom Inc.) on December 31, 2005. Therefore, Viacom’s historical results for 2005 and 2004 are presented on a “carve-out” basis consistent with the results presented for the nine months ended September 30, 2005 and 2004, and the twelve months ended December 31, 2004 in its Form S-4 filing with the Securities and Exchange Commission on November 23, 2005.

For the full year 2005, revenues increased 18% to $9.61 billion, from $8.13 billion in 2004, reflecting 18% growth in the Cable Networks Segment, and 19% growth in the Entertainment Segment. Advertising revenues climbed 18% to $3.96 billion compared to $3.35 billion in 2004.

Historical 2005 operating income increased by 4% to $2.37 billion in 2005 from $2.28 billion in 2004 and net earnings from continuing operations decreased to $1.30 billion from $1.39 billion. For the fourth quarter of 2005, operating income decreased to $413 million compared to $626 million for the same period in 2004 and net earnings from continuing operations decreased to $130 million from $406 million for the fourth quarter of 2004. Historical operating income and net earnings from continuing operations include separation costs of $164 million and $154 million for the full year 2005 and fourth quarter 2005, respectively.

For full year 2005, free cash flow was approximately $1.45 billion, including approximately $55 million of cash payments related to the separation from CBS Corporation. In 2004 free cash flow was $1.58 billion and included a $77 million cash benefit related to tax settlements. Excluding the separation related payments in 2005 and the 2004 tax settlement, free cash flow was $1.51 billion in both 2005 and 2004. Free cash flow reflects net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations.

This release also includes “pro forma” financial information as if the separation and other events, as described in more detail below, had occurred at the beginning of each year presented. Management believes that the presentation and discussion of pro forma financial information provides readers with a more meaningful basis of comparison to Viacom’s results in future periods. There are no pro forma adjustments to reported revenues. Management believes the assumptions and allocations are reasonable. However, the pro forma results do not necessarily represent what the actual results would have been had Viacom been a stand alone public company for the periods presented; nor are they necessarily indicative of future results. The pro forma results presented in this release include updated information, in particular separation-related costs, debt and related interest expense and as a result are not comparable to those presented in the S-4 for the nine months ended September 30, 2005 or the year ended December 31, 2004.

Pro forma operating income increased 12% to $2.50 billion in 2005 from $2.23 billion in 2004 reflecting 15% growth in the Cable Networks Segment, partially offset by a decline of 59% in the Entertainment Segment. The 2005 results include unusual charges for severance expenses of $71 million, and theatrical inventory write-downs of $32 million as a result of decisions by new management at Paramount not to pursue certain projects previously in development. Results for 2004 include severance expenses of $28 million. Excluding these charges in both periods, pro forma operating income grew 15% to $2.60 billion compared to $2.26 billion in 2004. The table on page 5 reconciles operating income from historical results to pro forma operating income and pro forma operating income excluding unusual charges.

Viacom reported 2005 pro forma net earnings from continuing operations of $1.29 billion or $1.63 per diluted share, versus $1.29 billion or $1.50 per diluted share in 2004. Excluding the charges noted in the prior paragraph for both periods, and a tax benefit of $77 million or $.09 per diluted share included in 2004, pro forma net earnings from continuing operations increased 10% to $1.35 billion or $1.70 per diluted share, from $1.23 billion or $1.43 per diluted share in 2004. The table on page 6 reconciles historical net earnings from continuing operations to pro forma results and pro forma results excluding unusual charges.

FOURTH QUARTER

For the fourth quarter of 2005, revenues increased 9% to $2.72 billion from $2.50 billion for the same period last year, with 16% growth in the Cable Networks Segment partially offset by a 5% decline in the Entertainment Segment.

Pro forma operating income decreased 8% to $568 million from $619 million in the fourth quarter of 2004. The decrease is substantially attributable to a $140 million decline in the Entertainment Segment, offset by a $91 million increase in the Cable Networks Segment. Among other items, the Entertainment Segment was impacted by an unusual severance expense of $23 million and theatrical inventory write-downs of $32 million. The Cable Networks Segment increase includes $48 million in unusual severance expense. Excluding unusual charges, pro forma operating income increased 8% to $670 million compared to $619 million in 2004.

Fourth quarter 2005 pro forma net earnings from continuing operations decreased to $220 million, or $.29 per diluted share, from $378 million or $.45 per diluted share for the fourth quarter of 2004. Excluding the charges noted in the prior paragraph for both periods, and a tax benefit of $23 million or $.03 per diluted share included in 2004, pro forma net earnings from continuing operations decreased to $282 million or $.37 per diluted share from $355 million or $.42 per diluted share in 2004.

At December 31, 2005 outstanding debt, including bank borrowings and capital lease obligations, was $5.8 billion. On December 29, 2005, a preliminary special cash dividend of $5.4 billion was paid to CBS Corporation pursuant to the terms of the separation agreement between the companies.

Sumner M. Redstone, Executive Chairman of Viacom said, “The strong growth and performance of the exceptional businesses that comprise new Viacom in 2005 not only validates the rationale for the separation of the company, but also highlights the outstanding potential of this great new company. New Viacom began its life as the world’s leading pure-play content business and under the leadership of Tom Freston and his experienced team, is already moving ahead rapidly to fulfill its core commitment to create great content for every imaginable platform while delivering outstanding returns for shareholders.”

Tom Freston, President and Chief Executive Officer of Viacom said, “Our strong results show that, even as Viacom prepared for the split of the company at the end of 2005, our team was able to keep its eye on the ball, and perform well for yet another quarter. The cable networks continue to deliver, and many had their best years ever in terms of ratings and total viewers. Our networks now reach more than 440 million homes in 169 countries around the world, and are successfully implementing our digital strategy not only through organic expansion, but also through the acquisitions of Neopets, IFILM and GameTrailers, and through partnerships, including the upcoming digital music service we’re developing with Microsoft.”

“The actions we have taken throughout the company to make us leaner, more flexible and more efficient have, in some cases, reduced our 2005 profits. We are continuing to reset Paramount for future success, have new management in place and a good slate for 2006 and 2007. Although there is still work in progress, the acquisition of DreamWorks, completed last month, brings new talent and expertise to the company, and significantly accelerates the turnaround of that business.”

Business Outlook

In 2006, the Company expects double digit revenue and operating income growth compared to 2005 revenues of $9.61 billion and pro forma operating income excluding unusual charges of $2.60 billion.  The Company also expects diluted earnings per share from continuing operations in the range of $1.95 to $2.00 compared to diluted earnings per share of $1.70 pro forma net earnings from continuing operations excluding unusual charges.

Historical Results and Reconciliation to Pro Forma Results

The following tables provide a reconciliation of Viacom’s historical results for 2005 and 2004 to the pro forma results discussed in this release. For pro forma purposes, the separation of Viacom from CBS Corporation is deemed to have occurred January 1, 2004, and as such reflects adjustments to separation costs, debt and related interest expense, certain overhead expenses and tax expense.

The following table reconciles operating income from historical results to pro forma operating income and pro forma operating income excluding unusual charges:

	Three Months Ended December 31,		Full Year Ended December 31,
($ in millions)	2005	2004	2005	2004

Historical operating income	$412.6	$625.5	$2,366.4	$2,282.8
Pro forma adjustments:
Separation costs	154.1	—	163.5	—
Corporate expenses(1)	.9	(7.4)	(24.5)	(52.2)
Paramount overhead(1)	(.1)	.7	(8.0)	(2.8)

Pro forma operating income	567.5	618.8	2,497.4	2,227.8

Unusual charges:
Severance(2)	70.5	—	70.5	28.1
Theatrical inventory write-downs(3)	31.6	—	31.6	—
Pro forma operating income excluding unusual charges	$669.6	$618.8	$2,599.5	$2,255.9

(1)          Amounts represent adjustments to reflect Paramount and Corporate overhead costs on a consistent basis with the post separation overhead cost of the Company, as if the changes had occurred on January 1, 2004.

(2)          Amounts reflect severance charges of $47.9 million for Cable and $22.6 million for Entertainment in 2005 relating to organizational realignments and $10.4 million for Entertainment and $17.7 million for corporate in 2004 relating to the former Chairman of the Entertainment Segment and the former President and COO of former Viacom.

(3)          Amounts related to abandoned theatrical development projects.

The following table reconciles historical net earnings from continuing operations to pro forma results and pro forma results excluding unusual charges:

	Three Months Ended December 31,		Full Year Ended December 31,
($ in millions , except per share amounts)	2005	2004	2005	2004

Net earnings from continuing operations	$129.5	$405.5	$1,303.9	$1,392.9
Pro forma adjustments:
Separation costs	154.1	—	163.5	—
Corporate expenses(1)	.9	(7.4)	(24.5)	(52.2)
Paramount overhead(1)	(.1)	.7	(8.0)	(2.8)
Interest expense (4)	(65.1)	(38.1)	(215.4)	(113.5)
Income tax benefit(5)	.7	17.7	69.8	66.4

Pro forma net earnings from continuing operations	220.0	378.4	1,289.3	1,290.8
Unusual charges:
Severance(2)	70.5	—	70.5	28.1
Theatrical inventory write-downs(3)	31.6	—	31.6	—
Provision for income taxes(6)	(40.4)	(23.0)	(40.4)	(88.1)
Pro forma net earnings from continuing operations excluding unusual charges	$281.7	$355.4	$1,351.0	$1,230.8
Pro forma net earnings from continuing operations per common share:
Basic	$.29	$.45	$1.63	$1.51
Diluted	$.29	$.45	$1.63	$1.50

Pro forma net earnings from continuing operations excluding unusual charges per common share:
Basic	$.37	$.42	$1.71	$1.44
Diluted	$.37	$.42	$1.70	$1.43

Weighted average number of common shares outstanding(7)
Basic	761.6	838.5	789.7	857.2
Diluted	764.2	843.2	793.2	862.7

Note: Historical earnings per share are not applicable.

(1)          Amounts represent adjustments to reflect Paramount and Corporate overhead costs on a consistent basis with the post separation overhead cost of the Company, as if the changes had occurred on January 1, 2004.

(2)          Amounts reflect severance charges of $47.9 million for Cable and $22.6 million for Entertainment in 2005 relating to organizational realignments and $10.4 million for Entertainment and $17.7 million for corporate in 2004 relating to the former Chairman of the Entertainment segment and the former President and COO of former Viacom.

(3)          Amounts related to abandoned theatrical development projects.

(4)          Amounts represent adjustments to reflect interest expense as if $5.8 billion of debt was outstanding at the beginning of each period presented. Interest expense is calculated based on the actual rates in effect throughout each period.

(5)          Amounts represent adjustments to the provision for income taxes calculated using blended statutory tax rates for each period presented.

(6)          The tax provision resulting from the exclusion of unusual items was $40.4 million and $11.1 million for 2005 and 2004, respectively. Tax benefits recorded for settlement of income tax audits in 2004 were $23.0 million and $77.0 million for the fourth quarter and full year, respectively.

(7)          Shares outstanding for each period were calculated based on 50% of former Viacom shares outstanding.

Consolidated and Segment Results

The Company’s reportable segments are: (i) Cable Networks, and (ii) Entertainment.

The following table sets forth the revenue sources of the Company and the percentage that each type contributes to consolidated revenues for the three and twelve months ended December 31, 2005 and 2004.

	Percentage of Total Revenues
	Three Months Ended December 31,		Twelve Months Ended December 31,
Revenues by Type	2005	2004	2005	2004
Advertising sales	43%	40%	41%	41%
Feature film exploitation	28	32	30	30
Affiliate fees	17	17	19	20
Other	12	11	10	9
Total	100%	100%	100%	100%

Advertising sales and affiliate fees are primarily generated from the Company’s Cable Networks Segment. Feature film exploitation reflects revenues from the Entertainment Segment. Other primarily includes revenues from cable, home video sales and license fees related to the sale of consumer products.

The tables below present Viacom’s revenues, pro forma operating income and pro forma depreciation and amortization expense for the three and twelve months ended December 31, 2005 and 2004 (dollars in millions).

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Revenues	2005	2004	(Worse)%	2005	2004	(Worse)%

Cable Networks	$1,994.1	$1,718.1	16%	$6,757.8	$5,745.5	18%
Entertainment	787.6	825.9	(5)	2,995.3	2,513.7	19
Eliminations	(58.0)	(40.2)	(44)	(143.5)	(127.0)	(13)
Total Revenues	$2,723.7	$2,503.8	9%	$9,609.6	$8,132.2	18%

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Pro Forma Operating Income (Loss)	2005	2004	(Worse)%	2005	2004	(Worse)%

Cable Networks	$713.8	$623.0	15%	$2,610.1	$2,265.0	15%
Entertainment	(93.8)	46.3	n/m	62.1	151.4	(59)
Corporate expenses	(42.8)	(41.0)	(4)	(169.5)	(180.3)	(6)
Eliminations	(9.7)	(9.5)	(2)	(5.3)	(8.3)	36
Total Pro Forma Operating Income	$567.5	$618.8	(8)%	$2,497.4	$2,227.8	12%

n/m – not meaningful.

	Three Months Ended December 31,		Better/	Twelve Months Ended December 31,		Better/
Pro Forma Depreciation and Amortization	2005	2004	(Worse)%	2005	2004	(Worse)%

Cable Networks	$65.1	$64.1	(2)%	$230.8	$223.2	(3)%
Entertainment(1)	14.7	12.5	(18)	43.9	39.1	(12)
Corporate expenses	.2	2.3	91	5.2	9.4	45
Total Pro Forma Depreciation and Amortization	$80.0	$78.9	(1)%	$279.9	$271.7	(3)%

(1)  Amounts include incremental depreciation expense relating to the net pro forma Paramount overhead adjustments indicated on page 5 of $6.5, $6.2, $20.9 and $20.1 for the three months ended December 31, 2005 and 2004 and the twelve months ended December 31, 2005 and 2004, respectively.

Cable Networks (MTV Networks, includes MTV, VH1, Nickelodeon/Nick at Nite, TV Land, SPIKE TV, Comedy Central and CMT; and BET)

FULL YEAR

For the year, revenues increased 18% to $6.76 billion from $5.75 billion. The revenue growth was driven by an 18% growth in advertising revenues, which represented 60% of Cable Networks revenues in 2005, with double-digit gains across all MTV Networks domestic channels and BET, as well as 26% growth in international markets. Affiliate fees, which represented 27% of Cable Networks revenues in 2005, were up 11% reflecting subscriber and rate increases at MTV Networks from new and existing domestic networks and across international geographies as well as subscriber and rate increases at BET. Acquisitions, including VIVA, IFILM and Neopets, contributed $99 million in incremental revenues in 2005. Ancillary revenues, which represented approximately 13% of Cable Networks revenues in 2005, were up 29% over the same prior-year period, primarily reflecting higher home video revenues as well as higher syndicated fees for Comedy Central and for VIVA.

Pro forma operating income increased 15% to $2.61 billion from $2.27 billion due to the revenue increases noted above, partially offset by 21% and 20% increases in operating expenses and SG&A, respectively. The increase in operating expenses reflected higher original series programming costs as well as higher amortization expenses associated with new acquired programming, such as CSI for Spike, and higher music publishing and license fees. SG&A expenses increased principally due to higher domestic and international marketing expenses, increased rent and maintenance costs, as well as unusual severance expense of $48 million at MTV Networks. Excluding severance expense, SG&A increased 16%. (Refer to tables on pages 19 and 20).

FOURTH QUARTER

Revenues increased 16% to $1.99 billion from $1.72 billion driven by a 15% growth in advertising revenues, driven by Nickelodeon up 12%, Spike up 32% and VH1 up 28%. Affiliate fees increased 13%, reflecting rate and subscriber increases at MTV Networks associated with the new and existing domestic networks and subscriber increases in Europe. Ancillary revenues were up 25% over the same prior-year period, primarily reflecting higher licensing, merchandising and home video revenues as well as stronger international consumer products sales for Nickelodeon.

Cable Networks pro forma operating income increased 15% to $714 million from $623 million due to the revenue increases noted above, partially offset by a 14% increase in operating expenses and a 23% increase in SG&A expenses including unusual severance expense of $48 million at MTV Networks. The increase in operating expenses primarily reflected higher film production costs. The increase in SG&A other than severance expenses was driven by higher marketing expenses to support new domestic programming and new international channels as well as increased technology costs.

Entertainment (Paramount Pictures and Famous Music Publishing)

FULL YEAR

For the year, revenues increased 19% to $3.0 billion from $2.51 billion. Worldwide theatrical revenues in 2005 increased 58% as War of the Worlds, The Longest Yard and Sahara outperformed 2004 titles including Mean Girls, Collateral and Lemony Snicket’s A Series of Unfortunate Events. Worldwide home entertainment revenues in 2005 increased 20% driven by titles such as The Longest Yard, War of the Worlds and The SpongeBob SquarePants Movie.

On a pro forma basis, Entertainment operating income decreased 59% to $62 million from $151 million primarily due to higher amortization, marketing costs, participation and residual costs, distribution costs and incremental overhead costs as well as unusual charges including severance charges of $23 million and the write-down of abandoned development projects totaling $32 million, net of 2004 severance charges of $10 million. Excluding these charges, 2005 pro forma operating income decreased to $116 million compared to $162 million in 2004.

FOURTH QUARTER

For the quarter, revenues decreased 5% to $788 million principally reflecting a 42% decline in worldwide theatrical revenues, partially offset by a 6% increase in worldwide home entertainment revenues. Contributions from 2005 theatrical titles including Yours, Mine and Ours, Elizabethtown and Get Rich or Die Tryin’ underperformed last year’s slate of titles led by Lemony Snicket’s A Series of Unfortunate Events, The SpongeBob SquarePants Movie and Collateral. Worldwide home entertainment revenues in the fourth quarter of 2005 included contributions from War of the Worlds and Four Brothers. Pro forma operating income declined $140 million to a loss of $94 million principally due to lower revenues, the 2005 charges discussed in the prior paragraph totaling $54 million, theatrical inventory write downs for first quarter 2006 releases, and higher film amortization, participation and residual expenses. (Refer to tables on pages 19 and 20).

Corporate Expenses

For the year, pro forma corporate expenses decreased 6% to $170 million from $180 million in 2004, which included $18 million in severance. For the fourth quarter 2005, pro forma corporate expenses increased 4% to $43 million from $41 million.

Eliminations

Eliminations primarily reflect the timing of intercompany transactions from the distribution of home videos and co-production transactions.

Discontinued Operations (Famous Players and Blockbuster)

Net loss from discontinued operations for the twelve months ended December 31, 2005 and 2004 include the operating losses of Famous Players prior to the sale of the business on July 22, 2005 of $18 million, and a net loss on the sale of $29 million recorded in the third quarter of 2005. For the three and twelve months 2004 periods, discontinued operations also include results of Blockbuster Inc. (NYSE: BBI and BBI:B) which was split off from the former Viacom in the fourth quarter of 2004. For 2004, loss from discontinued operations of $1.1 billion principally reflects Blockbuster’s results of operations through the date of disposition.

Provision for Income Taxes

For the full year 2005, the Company’s adjusted effective income tax rate was 42.4% compared to a pro forma rate of 36.0% for the full year of 2004, which reflected the favorable resolution of income tax audits in 2004. Excluding this benefit, the pro forma 2004 effective tax rate would have been 39.4%.

Shares Repurchased

The Company put into place a $3.0 billion share repurchase program at the time of the separation. As of February 17, 2006 16.2 million shares have been repurchased at a weighted average price per share of $42.30.

Recent Developments

On January 31, 2006, the Company completed its acquisition of DreamWorks SKG for approximately $1.6 billion in net cash and the assumption of debt. At the same time the Company reaffirmed it is well along in its process to sell the DreamWorks live action film library.

About Viacom

Viacom is one of the leading global entertainment content companies, with prominent and respected brands in focused demographics across virtually all media. Offering programming and content for television, motion pictures and digital platforms, Viacom’s world-class brands include MTV Networks (MTV, VH1, Nickelodeon, Nick at Nite, Comedy Central, CMT: Country Music Television, Spike TV, TV Land, Logo and more than 100 networks around the world), BET, Paramount Pictures, Paramount Home Entertainment, DreamWorks SKG and Famous Music. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions in cable programming markets and, in particular, for advertisements targeting demographics served by the Company’s programming services; the public acceptance of the Company’s movies, cable television and other programming; the successful integration of DreamWorks and Paramount’s transition to a new distribution infrastructure in international theatrical and worldwide television markets;  changes in technology and its effect on competition in the Company’s markets; the Company’s ability to successfully launch its programming services to new distribution platforms; changes in the Federal Communications laws and regulations applicable to cable operations, including the possibility of mandatory a la carte programming; the impact of piracy on the Company’s products; the impact of increased scale in parties involved in the distribution of the Company’s products to consumers; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the news releases of the Company and the former Viacom Inc. and filings with the Securities and Exchange Commission, including but not limited to the Company’s Registration Statement on Form S-4 dated November 23, 2005. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Carole Robinson	James Bombassei
Executive Vice President, Corporate Relations	Senior Vice President, Investor Relations
(212) 846-8760	(212) 258-6377
carole.robinson@viacom.com	james.bombassei@viacom.com

Jeremy Zweig
Vice President, Corporate Relations
(212) 846-7503
jeremy.zweig@viacom.com

VIACOM INC. AND SUBSIDIARIES

HISTORICAL UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts are in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenues	$2,723.7	$2,503.8	$9,609.6	$8,132.2

Operating income	412.6	625.5	2,366.4	2,282.8

Interest expense	(9.0)	(10.5)	(23.0)	(24.2)
Interest income	—	.9	3.9	3.3
Other items, net	(9.9)	(12.9)	(29.0)	(17.7)
Earnings before income taxes	393.7	603.0	2,318.3	2,244.2

Provision for income taxes	(265.6)	(209.1)	(1,020.0)	(808.2)
Equity in earnings (loss) of affiliated companies, net of tax	1.9	12.7	9.4	(40.0)
Minority interest, net of tax	(.5)	(1.1)	(3.8)	(3.1)
Net earnings from continuing operations	129.5	405.5	1,303.9	1,392.9

Net loss from discontinued operations	—	(12.3)	(47.0)	(1,099.2)
Net earnings	$129.5	$393.2	$1,256.9	$293.7

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s historical results to pro forma results for the twelve and three months ended December 31, 2005 and 2004. The Company separated from CBS Corporation (formerly Viacom Inc.) on December 31, 2005.

In conjunction with the separation, the overhead structures at the Cable Networks and Entertainment Segments have been rationalized, with severance charges related to these rationalizations having been incurred in 2005. Additionally, decisions were taken in 2005 by Paramount’s new senior leadership to abandon certain development projects begun by former management. As a result of these actions, unusual charges for severance and theatrical inventory write downs have been separately disclosed and noted as adjustments to the pro forma results for the twelve and three months ended December 31, 2005. Similarly, pro forma results for the twelve and three months ended December 31, 2004 have been adjusted for unusual severance charges related to the 2004 terminations of the former Entertainment Segment Chairman, and the former President and COO of the former Viacom. Finally, tax benefits related to the settlement of income tax audits in 2004 are also presented and the pro forma net earnings from continuing operations for the twelve and three months ended December 31, 2004 have been adjusted.

The Company believes that the segregation of these unusual items in conjunction with the pro forma adjustments is relevant and useful information for investors because it better allows investors to understand the performance of the business on a consistent basis.

The tables on pages 5 and 6 of this earnings release reconcile historical operating income to pro forma operating income and pro forma operating income excluding unusual charges, and net earnings from continuing operations to pro forma results and pro forma results excluding unusual charges. Additionally, for the Entertainment segment, the Cable segment and corporate, tables are provided herein to reconcile historical operating income to pro forma operating income and pro forma operating income excluding unusual charges.

VIACOM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Twelve Months Ended December 31,
	2005			2004
	Historical	Pro Forma Adjustments	Pro Forma	Historical	Pro Forma Adjustments	Pro Forma
Revenues	$9,609.6	$—	$9,609.6	$8,132.2	$—	$8,132.2

Operating income(1)	2,366.4	131.0	2,497.4	2,282.8	(55.0)	2,227.8

Interest expense(2)	(23.0)	(215.4)	(238.4)	(24.2)	(113.5)	(137.7)
Interest income	3.9	—	3.9	3.3	—	3.3
Other items, net	(29.0)	—	(29.0)	(17.7)	—	(17.7)
Earnings (loss) before income taxes	2,318.3	(84.4)	2,233.9	2,244.2	(168.5)	2,075.7

Provision for income taxes(3)	(1,020.0)	69.8	(950.2)	(808.2)	66.4	(741.8)
Equity in earnings (loss) of affiliated companies, net of tax	9.4	—	9.4	(40.0)	—	(40.0)
Minority interest, net of tax	(3.8)	—	(3.8)	(3.1)	—	(3.1)
Net earnings (loss) from continuing operations	1,303.9	(14.6)	1,289.3	1,392.9	(102.1)	1,290.8

Net loss from discontinued operations	(47.0)	—	(47.0)	(1,099.2)	—	(1,099.2)
Net earnings (loss)	$1,256.9	$(14.6)	$1,242.3	$293.7	$(102.1)	$191.6

Basic earnings per common share:
Net earnings from continuing operations	N/A	—	$1.63	N/A	—	$1.51
Net loss from discontinued operations	N/A	—	$(.06)	N/A	—	$(1.28)
Net earnings (loss)	N/A	—	$1.57	N/A	—	$.22

Diluted earnings per common share:
Net earnings from continuing operations	N/A	—	$1.63	N/A	—	$1.50
Net loss from discontinued operations	N/A	—	$(.06)	N/A	—	$(1.27)
Net earnings (loss)	N/A	—	$1.57	N/A	—	$.22
		—
Weighted average number of common shares outstanding:
Basic	N/A	789.7	789.7	N/A	857.2	857.2
Diluted	N/A	793.2	793.2	N/A	862.7	862.7

Dividends per common share	N/A	N/A	N/A	N/A	N/A	N/A

(1)          The adjustments to operating income represent the exclusion of separation costs as well as changes to reflect Paramount and Corporate overhead costs on a basis consistent with the new structure of the Company, as if the changes had occurred at the beginning of each period presented.

(2)          The pro forma adjustment to interest expense is presented as if the borrowing occurred at the beginning of each period presented and is calculated based on the actual rates in effect throughout the period. Amortization of deferred financing costs are presented as if they were incurred at the beginning of each period presented and is amortized over the term period of the financings.

(3)          Adjustments to the provision for income taxes are calculated using blended statutory tax rates for each period presented

N/A – not applicable

VIACOM INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts, except per share amounts, are in millions)

	Three Months Ended December 31,
	2005			2004
	Historical	Pro Forma Adjustments	Pro Forma	Historical	Pro Forma Adjustments	Pro Forma
Revenues	$2,723.7	$—	$2,723.7	$2,503.8	$—	$2,503.8

Operating income(1)	412.6	154.9	567.5	625.5	(6.7)	618.8

Interest expense(2)	(9.0)	(65.1)	(74.1)	(10.5)	(38.1)	(48.6)
Interest income	—	—	—	.9	—	.9
Other items, net	(9.9)	—	(9.9)	(12.9)	—	(12.9)
Earnings (loss) before income taxes	393.7	89.8	483.5	603.0	(44.8)	558.2

Provision for income taxes(3)	(265.6)	.7	(264.9)	(209.1)	17.7	(191.4)
Equity in earnings (loss) of affiliated companies, net of tax	1.9	—	1.9	12.7	—	12.7
Minority interest, net of tax	(.5)	—	(.5)	(1.1)	—	(1.1)
Net earnings (loss) from continuing operations	129.5	90.5	220.0	405.5	(27.1)	378.4

Net loss from discontinued operations	—	—	—	(12.3)	—	(12.3)
Net earnings (loss)	$129.5	$90.5	$220.0	$393.2	$(27.1)	$366.1

Basic earnings per common share:
Net earnings from continuing operations	N/A	—	$.29	N/A	—	$.45
Net loss from discontinued operations	N/A	—	$—	N/A	—	$(.01)
Net earnings (loss)	N/A	—	$.29	N/A	—	$.44

Diluted earnings per common share:
Net earnings from continuing operations	N/A	—	$.29	N/A	—	$.45
Net loss from discontinued operations	N/A	—	$—	N/A	—	$(.01)
Net earnings (loss)	N/A	—	$.29	N/A	—	$.43

Weighted average number of common shares outstanding:
Basic	N/A	761.6	761.6	N/A	838.5	838.5
Diluted	N/A	764.2	764.2	N/A	843.2	843.2

Dividends per common share	N/A	N/A	N/A	N/A	N/A	N/A

(1)          The adjustments to operating income represent the exclusion of separation costs as well as changes to reflect Paramount and Corporate overhead costs on a basis consistent with the new structure of the Company, as if the changes had occurred at the beginning of each period presented.

(2)          The proforma adjustment to interest expense is presented as if the borrowing occurred at the beginning of each period presented and is calculated based on the actual rates in effect throughout the period. Amortization of deferred financing costs are presented as if they were incurred at the beginning of each period presented and is amortized over the term period of the financings.

(3)          Adjustments to the provision for income taxes are calculated using blended statutory tax rates for each period presented.

N/A – not applicable

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Free cash flow reflects the Company’s net cash flow from operating activities less capital expenditures and operating cash flow of discontinued operations. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As free cash flow deducts capital expenditures from net cash flow provided by operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Year Ended December 31,
	2005	2004
Net cash flow provided by operating activities	$1,627.4	$1,989.9
Less capital expenditures	193.0	140.5
Less operating cash flow of discontinued operations	(19.6)	266.2
Free cash flow	$1,454.0	$1,583.2
Separation related payments	55.0	—
Tax settlements	—	(77.0)
Free cash flow excluding separation related payments and tax settlements	$1,509.0	$1,506.2

The following table presents a summary of the Company’s cash flows:

	Year Ended December 31,
	2005	2004
Net cash flow provided by operating activities	$1,627.4	$1,989.9
Net cash flow provided by (used for) investing activities	$(165.1)	$(288.6)
Net cash flow used for financing activities	$(1,251.2)	$(1,844.4)

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(All amounts, except per share amounts, are in millions)

The following tables reconcile pro forma operating income excluding unusual charges and pro forma operating income to operating income.

	Twelve Months Ended December 31, 2005
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma Operating income excluding unusual charges	$2,658.0	$116.3	$(169.5)	$(5.3)	$2,599.5

Unusual charges(1)	(47.9)	(54.2)	—	—	(102.1)
Pro forma Operating income	2,610.1	62.1	(169.5)	(5.3)	2,497.4
Pro forma adjustments(1)	—	8.0	(139.0)	—	(131.0)

Operating income	$2,610.1	$70.1	$(308.5)	$(5.3)	$2,366.4

	Twelve Months Ended December 31, 2004
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma Operating income excluding unusual charges	$2,265.0	$161.8	$(162.6)	$(8.3)	$2,255.9

Unusual charges(1)	—	(10.4)	(17.7)	—	(28.1)
Pro forma Operating income	2,265.0	151.4	(180.3)	(8.3)	2,227.8
Pro forma adjustments(1)	—	2.8	52.2	—	55.0

Operating income	$2,265.0	$154.2	$(128.1)	$(8.3)	$2,282.8

(1)                                  As enumerated in the table on page 5 of this earnings release, unusual charges reflected herein relate to severance and theatrical inventory write-downs and pro forma adjustments relate to separation costs, corporate expenses and Paramount overhead.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(All amounts, except per share amounts, are in millions)

The following tables reconcile pro forma operating income excluding unusual charges and pro forma operating income to operating income.

	Three Months Ended December 31, 2005
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma Operating income excluding unusual charges	$761.7	$(39.6)	$(42.8)	$(9.7)	$669.6

Unusual charges(1)	(47.9)	(54.2)	—	—	(102.1)
Pro forma Operating income	713.8	(93.8)	(42.8)	(9.7)	567.5
Pro forma adjustments(1)	—	.1	(155.0)	—	(154.9)

Operating income	$713.8	$(93.7)	$(197.8)	$(9.7)	$412.6

	Three Months Ended December 31, 2004
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma Operating income excluding unusual charges	$623.0	$46.3	$(41.0)	$(9.5)	$618.8

Unusual charges(1)	—	—	—	—	—
Pro forma Operating income	623.0	46.3	(41.0)	(9.5)	618.8
Pro forma adjustments(1)	—	(.7)	7.4	—	6.7

Operating income	$623.0	$45.6	$(33.6)	$(9.5)	$625.5

(1)          As enumerated in the table on page 5 of this earnings release, unusual charges reflected herein relate to severance and theatrical inventory write-downs and pro forma adjustments relate to separation costs, corporate expenses and Paramount overhead.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited: all amounts, except per share amounts, are in millions)

The following table reconciles certain non-GAAP financial measures which the Company believes provide investors with a meaningful perspective to evaluate the underlying financial performance of the Company.

Twelve Months Ended December 31,	2005	2006 Business Outlook

Revenues	$9,609.6	Double-digit growth

Pro forma operating income(1)	$2,497.4	Double-digit growth

Pro forma diluted earnings per share from continuing operations excluding unusual charges	$1.70	$1.95 - $2.00

(1) Refer to the tables on pages 5 and 6 for information relating to pro forma adjustments and reconciliations of operating income and net earnings from continuing operations.

The following table reconciles adjusted effective tax rates to effective tax rates:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Reconciliation of adjusted effective tax rate to effective tax rate:
Adjusted effective tax rate	52.1%	38.4%	42.4%	39.4%
Resolution of income tax audits	—	(3.8)%	—	(3.4)%
Discrete tax item	15.4%	.1%	1.6%	—
Effective tax rate	67.5%	34.7%	44.0%	36.0%

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

The following tables set forth the Company’s Operating Income before Depreciation and Amortization. The Company defines “Operating Income before Depreciation and Amortization” (“OIBDA”) as net earnings adjusted to exclude the following line items presented in its Statement of Operations: Net earnings (loss) from discontinued operations; Minority interest, net of tax; Equity in earnings (loss) of affiliated companies, net of tax; Provision for income taxes; Other items, net; Interest income; Interest expense; and Depreciation and amortization.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below reconciliations of OIBDA for each segment to such segment’s operating income, the most directly comparable amounts reported under GAAP.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Twelve Months Ended December 31, 2005
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma OIBDA excluding unusual charges	$2,888.8	$160.2	$(164.3)	$(5.3)	$2,879.4

Unusual charges(1)	(47.9)	(54.2)	—	—	(102.1)
Pro forma OIBDA	2,840.9	106.0	(164.3)	(5.3)	2,777.3
Pro forma adjustments(1)	—	(12.9)	(139.0)	—	(151.9)

OIBDA	2,840.9	93.1	(303.3)	(5.3)	2,625.4

Depreciation and amortization	(230.8)	(23.0)	(5.2)	—	(259.0)
Operating income	$2,610.1	$70.1	$(308.5)	$(5.3)	$2,366.4

	Twelve Months Ended December 31, 2004
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma OIBDA excluding unusual charges	$2,488.2	$200.9	$(153.2)	$(8.3)	$2,527.6

Unusual charges(1)	—	(10.4)	(17.7)	—	(28.1)
Pro forma OIBDA	2,488.2	190.5	(170.9)	(8.3)	2,499.5
Pro forma adjustments(1)	—	(17.3)	52.2	—	34.9

OIBDA	2,488.2	173.2	(118.7)	(8.3)	2,534.4

Depreciation and amortization	(223.2)	(19.0)	(9.4)	—	(251.6)
Operating income	$2,265.0	$154.2	$(128.1)	$(8.3)	$2,282.8

(1)          As enumerated in the table on page 5 of this earnings release, unusual charges reflected herein relate to severance and theatrical inventory write-downs and pro forma adjustments relate to separation costs, corporate expenses and Paramount overhead.

VIACOM INC. AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended December 31, 2005
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma OIBDA excluding unusual charges	$826.8	$(24.9)	$(42.6)	$(9.7)	$749.6

Unusual charges(1)	(47.9)	(54.2)	—	—	(102.1)
Pro forma OIBDA	778.9	(79.1)	(42.6)	(9.7)	647.5
Pro forma adjustments(1)	—	(6.4)	(155.0)	—	(161.4)

OIBDA	778.9	(85.5)	(197.6)	(9.7)	486.1

Depreciation and amortization	(65.1)	(8.2)	(.2)	—	(73.5)
Operating income	$713.8	$(93.7)	$(197.8)	$(9.7)	$412.6

	Three Months Ended December 31, 2004
	Cable Networks	Entertainment	Corporate Expenses	Eliminations	Total

Pro forma OIBDA excluding unusual charges	$687.1	$58.8	$(38.7)	$(9.5)	$697.7

Unusual charges(1)	—	—	—	—	—
Pro forma OIBDA	687.1	58.8	(38.7)	(9.5)	697.7
Pro forma adjustments(1)	—	(6.9)	7.4	—	.5

OIBDA	687.1	51.9	(31.3)	(9.5)	698.2

Depreciation and amortization	(64.1)	(6.3)	(2.3)	—	(72.7)
Operating income	$623.0	$45.6	$(33.6)	$(9.5)	$625.5

(1)          As enumerated in the table on page 5 of this earnings release, unusual charges reflected herein relate to severance and theatrical inventory write-downs and pro forma adjustments relate to separation costs, corporate expenses and Paramount overhead.